UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) August 6, 2019

Carnival Corporation	Carnival plc
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Republic of Panama	England and Wales
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)

1-9610	1-15136
(Commission File Number)	(Commission File Number)

59-1562976	98-0357772
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

3655 N.W. 87th Avenue Miami, Florida 33178-2428 United States of America	Carnival House 100 Harbour Parade Southampton SO15 1ST United Kingdom
(Address of principal executive offices) (Zip code)	(Address of principal executive offices) (Zip code)

(305) 599-2600	011 44 23 8065 5000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

None	None
(Former name or former address, if changed since last report.)	(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock ($0.01 par value)	Ordinary Shares each represented By American Depositary Shares ($1.66 par value), Special Voting Shares, GBP 1.00 par value and Trust Shares
(Title of each class)	(Title of each class)

CCL	CUK
(Trading Symbol)	(Trading Symbol)

New York Stock Exchange, Inc.	New York Stock Exchange, Inc.
(Name of each exchange on which registered)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations.

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant) is hereby incorporated by reference into this Item 1.01.

Section 2 – Financial Information.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 6, 2019, Carnival Corporation, Carnival plc and certain of their subsidiaries entered into an amended and restated five-year (with two one-year extension options) $1.7 billion, €1.0 billion and £150 million multi-currency revolving credit agreement (the “Facility Agreement”) with a syndicate of financial institutions, including Bank of America Merrill Lynch International Designated Activity Company, Bank of China Limited, London Branch, Barclays Bank PLC, BNP Paribas, Citigroup Global Markets Limited, Goldman Sachs Bank USA, Intesa Sanpaolo S.p.A., JPMorgan Chase Bank, N.A., Lloyds Bank plc, Mizuho Bank, Ltd., National Westminster Bank plc and PNC Capital Markets, LLC as mandated lead arrangers and Bank of America Merrill Lynch International Designated Activity Company as facilities agent. The Facility Agreement amends and restates the previously existing multi-currency revolving credit agreement, dated May 18, 2011, as amended and restated on June 16, 2014 and as further amended on May 18, 2016.

Borrowings under the Facility Agreement bear interest at an annual rate of LIBOR (or in relation to any loan in euros, EURIBOR) plus a margin based on the long-term credit ratings of Carnival Corporation. The Facility Agreement also includes an emissions linked margin adjustment whereby, after the initial applicable margin is set per the margin pricing grid, the margin may be adjusted based on performance in achieving certain agreed annual carbon emissions goals. In addition, Carnival Corporation is required to pay a commitment fee on the aggregate unused and uncancelled commitments under the Facility Agreement. An additional utilization fee is payable depending on the outstanding amounts under the Facility Agreement.

The Facility Agreement contains representations, warranties, covenants and events of default which are customary for a transaction of this type. Borrowings may be used for general corporate purposes and the unused credit is available to support commercial paper borrowings. Carnival Corporation and Carnival plc have each guaranteed the obligations of its respective subsidiaries under the Facility Agreement and have also cross guaranteed each other’s respective obligations.

The Facility Agreement will expire on August 6, 2024 (unless extended pursuant to two one-year extension options), at which time all outstanding amounts under the Facility Agreement will be due and payable.

Some of the lenders under the Facility Agreement and their affiliates have various relationships with Carnival Corporation, Carnival plc and certain of their subsidiaries involving the provision of financial services, including cash management, investment banking and trust services. In addition, Carnival Corporation and Carnival plc have entered into other loan arrangements as well as certain derivative arrangements with certain of the lenders and their affiliates.

This description of the Facility Agreement is qualified in its entirety by reference to the complete terms and conditions of the Facility Agreement, which will be filed with the Quarterly Report on Form 10-Q for the quarter ended August 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARNIVAL CORPORATION		CARNIVAL PLC

By:	/s/ Doreen S. Furnari	By:	/s/ Doreen S. Furnari
Name:	Doreen S. Furnari	Name:	Doreen S. Furnari
Title:	Sr. Assistant General Counsel & Assistant Secretary	Title:	Sr. Assistant General Counsel & Assistant Company Secretary

Date: August 9, 2019		Date: August 9, 2019